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                                                                    EXHIBIT 10.1

Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.



                                                                  EXECUTION COPY

iDEN(R) INFRASTRUCTURE MINIMUM PURCHASE COMMITMENT AGREEMENT

This Agreement ("Agreement") is between Motorola, Inc., a Delaware corporation, by and through its Global Telecom Solutions Sector, Telecom Carrier Solutions Group with offices at 1301 East Algonquin Road, Schaumburg, Illinois 60196 ("Motorola") and Nextel International, Inc. a Delaware corporation with offices at 10700 Parkridge Blvd., #600, Reston, Virginia 20191 ("Nextel International") or ("NII").

WHEREAS, the parties have mutually agreed to enter into the following agreements (collectively, the "Purchase Agreements"):

      Nextel International, Inc./ Nextel Argentina S.R.L./ Motorola, Inc. iDEN(R) Infrastructure Equipment Supply Agreement, effective as of June 30, 2000, as amended

      Nextel International, Inc./ Nextel Telecomunicacoes Ltda./ Motorola, Inc. iDEN(R) Infrastructure Equipment Supply Agreement, effective as of June 30, 2000, as amended

      Nextel International, Inc./ Comunicaciones Nextel de Mexico, S.A. de C.V./ Motorola, Inc. iDEN(R) Infrastructure Equipment Supply Agreement, effective as of June 30, 2000, as amended

      Nextel International, Inc./ Nextel del Peru S.A./ Motorola, Inc. iDEN(R) Infrastructure Equipment Supply Agreement, effective as of June 30, 2000, as amended

      Nextel International, Inc./ Nextel Communications Philippines, Inc./Motorola iDEN(R) Infrastructure Equipment Supply Agreement, effective as of June 30, 2000

      Hereafter, all of the Nextel entities above are referred to as "NII Affiliates".

WHEREAS, this Agreement sets forth the obligations of the parties and terms and conditions in respect to minimum purchase commitments.



NOW THEREFORE, in consideration of discounts, sales promotions, financing offerings, their mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties agree to as follows:



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(R)(R)Registered U.S. Patent & Trademark Office.


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                        on the Confidentiality Statement.



1.0   DEFINITIONS AND INCORPORATIONS BY REFERENCE

      NII QUALIFIED ENTITIES

      The operating subsidiaries of Nextel International that are party to one of the Purchase Agreements and the operating subsidiaries of Nextel International that subsequently enter into an iDEN infrastructure supply agreement with Motorola. The latter category of operating subsidiaries specifically exclude the Nextel International subsidiaries in Canada and Japan and are limited to operating subsidiaries in which Nextel International or a wholly owned affiliate has a substantial ownership interest and substantial operating control of the business. "Substantial interest and substantial operating control" is defined as occurring where Nextel International has both approval authority of all purchase orders and has criteria 1-4 or criteria 5 below:

                  1. Greater than 20% of the equity of the initial
                     partnership;

                  2. Ability to appoint, or have veto rights for key
                     management positions of Chief Technical Officer and Chief Financial Officer;

                  3. Board of Director seats commensurate with equity
                     interest;

                  4. Technical approval or at least veto power over the
                     technology used;

                  5. Motorola is an equity partner, and the combined equity
                     ownership and control satisfies provisions 1-4 in this section.

      INCORPORATIONS BY REFERENCE

      The following definitions and sections from the Purchase Agreements are incorporated into this Agreement: "Confidential Information"; Section 12 "Confidentiality"; Section 21 "Governing Law"; Section 23 "Notice";
      Section 24 "Survival of Provisions"; Section 26 "General"; Section 27 "Authority"; Section 28 "Term"; Section 30 "Disputes and Dispute Resolution"; Section 33 "Severability"; and Section 35 "Counterparts".

2.0   MINIMUM PURCHASE COMMITMENT FOR CALENDAR YEAR 2001

      2.1 Nextel International commits that the NII Affiliates shall take shipment of an aggregate of at least Two Hundred Thirty Million Dollars ($230,000,000) of "FNE", "Software", and "Services" (all as defined in the Purchase Agreements)


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                        on the Confidentiality Statement.


            in calendar year 2001. Should such commitment not be achieved, and NII and NII Affiliates, in aggregate, are successful in securing additional Funding of a minimum of Eight Hundred and Fifty Million Dollars (US$850 million) in 2001, as defined in 2.3 of this Agreement (the "Funding"), Nextel International agrees to pay Motorola an amount equal to ten percent (10%) of the difference between Two Hundred Thirty Million Dollars ($230,000,000) and the actual aggregate amounts of FNE, Software, and Services shipped/provided by Motorola to the NII Affiliates in calendar year 2001.

      2.2 Notwithstanding the above, in the event NII and NII Affiliates, in aggregate, do not secure the Funding and the 2001 minimum shipment commitment of $230 million to the NII Affiliates is not achieved, NII agrees to pay Motorola an amount equal to the greater of:

            2.2.1 the percentage calculated as the ratio with the numerator as the actual Funding secured by NII and NII Affiliates in 2001 and the denominator of $850 million, multiplied by 10% of the difference between Two Hundred Thirty Million Dollars ($230,000,000) and the actual aggregate amounts of FNE, Software, and Services shipped/provided by Motorola to the NII Affiliates in calendar year 2001; or

            2.2.2 six percent (6%) of the difference between Two Hundred Thirty
                  Million Dollars ($230,000,000) and the actual aggregate amounts of FNE, Software, and Services shipped/provided by Motorola to the NII Affiliates in calendar year 2001.

      2.3 Funding, as referenced in this Agreement, means the obtainment by NII and NII Affiliates, in aggregate, of a minimum of Eight Hundred and Fifty Million Dollars (US$850,000,000), through the sum of (a) all equity infusions of any nature and from any source, including but not limited to the proceeds of an NII or NII Affiliate Initial Public Offering or capital infusions from NII or NII Affiliate shareholders, and (b) any proceeds of credit facilities with a tenor of greater than one year (or any commitments to provide such credit facilities) or debt capital market issuances with a tenor of greater than one year, including but not limited to shareholder loans, mezzanine debt, high yield debt, medium term notes or subordinated debt, secured in aggregate by NII or NII Affiliates.

      2.4 These payments are in addition to any other payments Nextel International may be obligated to make pursuant to the Purchase Agreements, including but not limited to those set forth in Exhibit I of the Purchase Agreement. This Agreement shall apply for the year 2001 only and shall take effect if the Eighteen (18) month principal payment deferrals granted by Motorola Credit Corporation ("MCC")


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                        on the Confidentiality Statement.


            under certain amendments to certain financing agreements (the "Financing Agreements") entered into by and between NII, NII Affiliates and MCC become effective.

      2.5 The payments above will be assessed and invoiced on December 31, 2001 year-to-date shipments. This payment shall be due Net 30 days.

      2.6 Upon Motorola's thirty (30) day prior written request, NII shall provide Motorola, by December 03, 2001, all information regarding amount of Funding secured or to be secured in 2001 by NII or NII Affiliates.

3.0   Entire Agreement

      This Agreement hereto constitutes the entire understanding among the parties concerning the subject matter hereof and supersede all prior discussions, agreements, and representations, whether oral or written, and whether or not executed by the parties. No modification, Amendment, or other change may be made to this Agreement or any Exhibit unless reduced to writing and executed by authorized representatives of all parties, or in the case of a Change Order executed by authorized representatives of Customer and Motorola.

      This Purchase Commitment Agreement is a stand-alone commitment and is not part of the Purchase Agreements. This Purchase Commitment Agreement is therefore not subject to the Order of Precedence Clause in Section 22 of the Purchase Agreements.



4.0   Counterparts



      This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.



THIS AGREEMENT IS EFFECTIVE AS OF THE 1ST DAY OF JANUARY 2001 ("EFFECTIVE
DATE").

MOTOROLA, INC.                           NEXTEL INTERNATIONAL, INC.

By: /s/ Charles F. Wright                By: /s/ Robert J. Gilker
   ---------------------------------         ---------------------------------
         (Authorized Signatory)                 (Authorized Signatory)

Name  Charles F. Wright                        Name  Robert J. Gilker
     -------------------------------           -------------------------------
Title: Senior Vice President and         Title: Vice President & General Counsel
     -------------------------------           -------------------------------
       General Manager TCSG-NA

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 Confidential: Use or disclosure of this document is subject to the restriction on the Confidentiality Statement.


By:
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Name
     -------------------------------
Title:                               :
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